THE SENECA NATION OF INDIANS

90 Ohi:yo' Way
Allegany Territory
Seneca Nation
Salamanca 14779
Phone (716) 945-1790
Fax (716) 945-1565

PRESIDENT
Robert Odawi Porter

TREASURER
Bradley G. John

CLERK
Diane Kennedy Murth

12837 Route 438
Cattaraugus Territory
Seneca Nation
Irving 14081
Phone (716) 532-4900
Fax (716) 532-6272

January 18, 2011

David M. Flaum, CEO
Flaum Management Company, Inc.
400 Andrews Street, Suite 500
Rochester, NY 14604

Re: *Catskills*

Dear Mr. Flaum:

I am in receipt of your letter of December 8, 2010 regarding your request to meet with the Nation's Council regarding a proposed Class III gaming facility in the Catskills. I have shared your letter with the Councillors and had an opportunity to discuss the matter with them.

As you know, the United States has imposed a moratorium on the acquisition of lands in trust for new Indian gaming facilities (e.g. the Kempthorne guidance letter). The Council is of the view that, until such time as the Kempthorne guidance letter is withdrawn by the Interior Department, any discussion of a Nation Class III gaming facility in the Catskills is premature. In the meantime, the Nation will remain focused on the Class III gaming opportunities that remain in our aboriginal territory in Western New York.

Thank you for your inquiry.

Sincerely,

Robert Odawi Porter
President

cc: Council
Treasurer
DOJ